Exhibit 10.10

NET LEASE

DEED OF LEASE

THIS DEED OF LEASE INSTRUMENT IS GIVEN IN ACCORDANCE WITH THE PROVISIONS OF VA. CODE §55-2 (1950, AS AMENDED). NOTHING HEREIN SHALL BE CONSTRUED AS CONVEYING TO THE TENANT ANY LEGAL OR EQUITABLE TITLE OR CLAIM TO TITLE IN THE LAND OR THE IMPROVEMENTS LOCATED UPON THE LAND DESCRIBED HEREIN. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS INSTRUMENT IS INTENDED TO GRANT A LEASEHOLD INTEREST IN THE PREMISES TO THE TENANT FOR A TERM OF YEARS ONLY UPON THE TERMS AND CONDITIONS SET FORTH HEREIN.

THIS LEASE is made this 10th day of August, 1999, between PRINCIPAL LIFE INSURANCE COMPANY (“Landlord”), an IOWA corporation, whose address is 711 High Street, Des Moines, Iowa 50392, and Service Partners, LLC (“Tenant”), a(n) Virginia LLC whose address is 7308 Hanover Green Drive, Mechanicsville, Va 23111.

I.         GENERAL.

1.1                               Consideration. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements herein contained.

1.2                               Exhibits and Addenda to Lease. The Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Addenda shall control. The Exhibits and Addenda to this Lease are:

Exhibit A     -     Premises

~~Exhibit A 1        Land~~

Exhibit B     -     Plans and Specifications for the Premises (if available)

Exhibit C     -     Environmental Compliance

Exhibit D     -     Sign and Generator Criteria

Exhibit E           Tenant Workletter

ADDENDUM NO. ONE (1)- OPTION TO EXTEND LEASE TERM

ADDENDUM NO. TWO (2) - AUDIT

II. DEMISE OF PREMISES.

2.1            Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Premises as hereinafter defined, together with a non-exclusive right to use the Parking Area [ILLEGIBLE] hereinafter defined for the Lease Term as hereinafter defined, subject to existing covenants, restrictions, c means and encumbrances affecting the same.

2.2            Premises. The “Premises” shall mean the space to be occupied by Tenant as depicted on Exhibit A attached hereto. The Premises are within the Building which is located on the Land, as the terms Building and Land are hereinafter defined.

2.3            Square Footage and Address. The Premises contains approximately 11,325 rentable square which is comprised of 9,024 square feet of office area and 2,301 square feet of warehouse area. The address of the Premises is, or is expected to be: 1029 Technology Park Drive, Glen Allen, Va 23060.

~~2.4            Land. “Land” shall mean the parcel of real property more particularly described in Exhibit A 1 attached hereto, containing approximately                  square feet of land.~~

2.5            Building. “Building” shall mean the Building constructed or to be constructed on the Land, containing approximately 119,672 rentable square feet.

2.6            Improvements. “Improvements” shall mean the Building, the Parking Area (as hereinafter defined), and all other improvements on the Land, including landscaping thereon.

2.7            Property. “Property” shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements, other than fixtures and personal property of Tenant and other users of space in the Building.

2.8            Common Facilities. “Common Facilities” shall mean all of the Property except the Premises and other space in the Building leased or held for lease to other Tenants. Common Facilities shall include the Parking Area and any walks, driveways, lobby areas, halls, stairs, elevator(s) and restrooms designated for common use by Tenant and other users of space in the Building.

2.9            Parking Area. “Parking Area” shall mean that portion of the Land which is for the parking of motor vehicles. The Parking Area is to be shared by Tenant in common with other users of space in the Building.

2.10              Park. The Property is located in and is part of the development commonly known as Virginia Center Technology Park.

2.11              Use of Common Facilities. Tenant is hereby granted the non-exclusive right to use, in common with other users of space in the Building, so much of the Common Facilities as are needed for the use of the Premises.

2.12              Covenant of Quiet Enjoyment. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payable, or other obligations to be performed.

2.13              Condition of Premises. Tenant covenants and agrees that, upon taking possession of the Premises, it will have accepted the Premises “as-is” and Tenant waives any warranty of condition or habitability, suitability for occupancy, use of habitation, fitness for a particular purpose, or of merchantability, express or implied, relating to the Premises.

III.               TERM OF LEASE.

3.1                               Lease Term. This Lease Term (the “Term”) is for 38 months, and shall commence on Sixty days from the execution of this Lease document by both parties (“Commencement Date”), and shall expire (unless sooner terminated or extended as herein provided) at noon 38 ~~sixty~~ months from the “Commencement Date. (“Expiration Date”). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply. It is acknowledged and agreed by both parties that rent shall begin 60 days after the commencement of the Lease. Tenant shall have the right to store and or install a computer system in the conference room area as noted on Exhibit B, prior to the commencement of the Lease, but not before August 10, 1999, with no rent charged to Tenant. Tenant assumes all responsibility for the computer system and waives any and all claims against Landlord for damages which may occur to the system. Further, Tenant must provide Landlord a certificate of Insurance prior to installing the said equipment on or after August 10, 1999.

If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, then this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord no [ILLEGIBLE] gents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession [ILLEGIBLE] however, that in such event, the Commencement Date and Expiration Date of this Lease, and all other [ILLEGIBLE] may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession to Tenant. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed ninety (90) days after the Commencement Date set forth in the first sentence of this Section 3.1 (except that those delays beyond Landlord’s control, including, without limitation, those encompassed in the meaning of the term “force majeure”, or caused by Tenant (the “Delays”) shall be excluded in calculating such period). If Landlord does not deliver possession to Tenant within such period, then Tenant may terminate this Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than one hundred (100) days after the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent (as hereinafter defined) shall commence on the earlier of: (i) the Commencement Date; (ii) occupancy of the Premises by Tenant; (iii) the date Landlord has the Premises ready for occupancy by Tenant, as such date is adjusted under the Workletter, if any, attached hereto; or (iv) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant. Unless the context otherwise so requires, the term “Rent” as used herein includes both Base Rent and Additional Rent as set forth in Section 4.1.

If the Expiration Date, as determined herein, does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Term (including any extension by Landlord pursuant to this Section 3.1) and Expiration Date may be set forth in a commencement letter (the “Commencement Letter”) prepared by Landlord and executed by Tenant.

IV.                RENT AND OTHER AMOUNTS PAYABLE.

4.1            Base Rent. Tenant covenants and agrees to pay to Landlord, without prior demand and without offset, deduction or abatement, base rent for the full Lease Term in the amount (before Cost of Living Increases) of $307,473.75 (“Base Rent”), for a Minimum annual Base Rent of $102,491.25 before adjustments.

For each twelve month period following the preceding twelve full months of the Lease Term, Tenant shall pay as Additional Rent any such amount as may be necessary to increase the annual Base Rent (calculated upon a rate of $9.05 per rentable square foot) by three percent (3%) in excess of the prior twelve month period. Tenant shall further pay as Additional Rent any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same. If any such sales or use tax shall be imposed upon Landlord, and Landlord shall be prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent. then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this Lease, unless Tenant legally can and does in fact reimburse Landlord for such tax. Unless expressly otherwise provided herein, Rent (as hereinafter defined) shall commence on the earlier of: (i) sixty days following the Commencement Date; (ii) occupancy of the Premises by Tenant. For the purposes of this Lease, the installation or storage of the computer system in the conference room area does not define occupying the Premises, (iii) the date Landlord has the Premises ready for occupancy by Tenant, as such date is adjusted under the Workletter, if any, attached hereto; or (iv) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant.

4.2            Monthly Rent. Base Rent shall be payable monthly in advance, in equal installments in the amount of $8,540.94 (“Monthly Rent”), as the same may be increased pursuant to Section 4.1, commencing on the first day of the first month of the Lease Term and continuing on the same day of each month thereafter for the balance of the Lease Term and continuing on the same day of each month thereafter for the balance of the Lease Term, unless the commencement date of the Lease Term is other than the first day of a calendar month, in which event rent shall be payable on the commencement date for the remaining number of days in that month prorated for such partial month, and thereafter as provided above.

4.3            Place of Payments. Base Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified for notices in Section 13.19, or such other place as Landlord may, from time to time, designate in writing. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to collect a late charge of four percent (4%) of the amount of each monthly payment not received within five (5) days of the date when due, and a charge of the lower of the maximum lawful bad check fee or five percent (5%) of the amount of any check given by Tenant and not paid when first presented by Landlord.

4.4            Lease a Net Lease and Rent Absolute. It is the intent of the parties that the Base Rent provided in this Lease shall be a net payment to Landlord; that the Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Premises, including any damage or destruction affecting the Premises, and any action by governmental authority relating to or affecting the Premises, except as otherwise specifically provided in this Lease; that the Base Rent shall be absolutely payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Premises or provide any services or do any act in connection with the Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Base Rent, Additional Rent to cover costs and expenses relating to the Premises, the Common Facilities, and the Property.

4.5                               Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, its Proportionate Share of: (i) all costs and expenses incurred by Landlord relating to the office area only of the Premises; (ii) all costs and expenses relating to the Common Facilities; and (iii) certain costs and expenses relating to the Property and the Park, all as hereinafter provided and to pay all other amounts payable by Tenant under the terms of this Lease (“Additional Rent”). Costs and expenses, the Proportionate Share of which is payable by Tenant as Additional Rent (as aforesaid) shall include (a) Taxes and Assessments (as defined in Article V below); (b) insurance costs (as provided in Article VI below); (c) utility charges (as provided in Section 7.1 below); (d) operating expenses (as provided in

Section 7.2 below); Tenant shall be responsible for maintaining, repairing and replacing throughout the term of this Lease the beating, ventilating and air conditioning systems exclusively serving the Premises; provided, however, that the limit of Tenant’s costs for such work shall be Three Thousand and No/100 Dollars ($3,000.00) per HVAC unit, per calendar year. Any costs in excess of this amount shall be borne by Landlord. Landlord will coordinate the quarterly preventative maintenance inspections on the HVAC units which will include filter changes, greasing and belt inspections. Any and all repairs or adjustments to the HVAC systems shall be coordinated by Landlord. All expenses associated with the quarterly preventative maintenance inspections and repair or adjustments to the HVAC system will be billed back directly to the Tenant at the time of service. (e) maintenance and repair expenses (as provided in Section 7.3 below); (f) the HVAC Expense (as defined in Section 4.7 below); and (f) ~~(g)~~ other costs and expenses relating to the Premises, the Common Facilities, the Property, and the Park during or attributable to the Lease Term, all as hereinafter provided in this Lease.

4.6            Tenant’s Proportionate Share. “Tenant’s Proportionate Share” shall mean the percentage derived by dividing the rentable square footage of the office area only, as set forth in Section 2.3, by the rentable square footage within the Building as set forth in Section 2.5. Tenant’s Proportionate Share on the date of this Lease is seven and one-half percent (7.5%). Such percentage shall be appropriately adjusted in the event of construction of additional building(s) on the Land if such building(s) share the Common Facilities.

4.7            Monthly Deposits for Costs and Expenses Payable as Additional Rent. Tenant covenants and agrees to pay to Landlord, monthly in advance, without notice, on each day that payment of Monthly Rent is due, amounts as hereinafter specified (the “Monthly Deposits”) for: (i) payment of Taxes and Assessments (as hereinafter defined); (ii) insurance premiums payable with respect to the Property (“Insurance Premiums”); (iii) the cost and expense of maintaining and servicing the HVAC unit serving the Premises (the “HVAC Expense”); and (iv) utility charges, operating expenses and maintenance and repair expenses, as specified in Article VII below, and other costs and expenses relating to the Common Facilities and the Park (other than the Premises) (collectively, the “Expenses”), and, if the Monthly Deposits are insufficient to pay the Expenses, to pay to Landlord, within ten (10) days after demand by Landlord, amounts necessary to provide Landlord with funds to pay the same. The Monthly Deposits shall each be equal to the aggregate of 1/12 of the amount, as reasonably estimated by Landlord, of the annual HVAC Expense and Tenant’s Proportionate Share of 1/12 of the amounts, as reasonably estimated by Landlord, of the annual Expenses. To the extent the Monthly Deposits exceed the Expenses, the excess amount shall, at Landlord’s option, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Base Rent, or other amounts payable by Tenant under this Lease. The amount of Expenses payable by Tenant for the years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment becomes delinquent for Expenses, Landlord shall make payment of such amounts to the extent of funds from Monthly Deposits available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Except for Landlord’s obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant’s obligation to pay any part of the Expenses, as elsewhere provided in this Lease.

4.8            Park Expenses. In addition to all other amounts payable by Tenant pursuant to the terms of this Lease, Tenant shall pay, as Additional Rent payable pursuant to the provisions hereinabove for Monthly Deposits, Tenant’s Proportionate Share of the Park Expenses which are deemed allocated to the Property. “Park Expenses” shall mean all items listed in paragraph 4.5 hereof as Additional Rent which relate to the Park and which are not separately attributable to the Property or any other portion of the Park.

4.9            Proration at Commencement and Expiration of Term. Expenses shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the date of commencement of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Tenant shall be liable without proration for the full amount of any Taxes and Assessments relating to improvements, fixtures, equipment or personal property installed by or on behalf of Tenant which are levied, assessed, or attributable to the Lease Term. Proration of Expenses shall be made on the basis of the actual Expenses, billed during the calendar years of the Lease Term. The Tenant’s Proportionate Share of Expenses for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided, but, in the event actual Expenses for either year are greater or less than as estimated for purposes of Monthly Deposits, appropriate adjustment and payment shall be made between the parties, at the time the actual amounts are known, as may be necessary to accomplish payment or proration, as herein provided.

4.10              Security Deposit. At or prior to commencement of the Lease Term, Tenant shall deposit with Landlord, the sum of $8,540.94 as a security deposit (“Security Deposit”) The Security Deposit shall be retained by Landlord and may be applied by Landlord, to the extent necessary, [ILLEGIBLE] and cover any loss, cost, damage or expense, including attorney’s fees sustained by Landlord by reason [ILLEGIBLE] of Tenant to comply with any piovision, covenant or agreement of Tenant contained in this Lease. To [ILLEGIBLE] not necessary to cover such loss, cost, damage or expense, the Security Deposit shall be returned to Tenant untill sixty (60) days after expiration of the Lease Term, or as may be otherwise provided by law. The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage or expense which is or may be sustained by Landlord, and shall not be applied as an offset to the last month’s rent due from Tenant. In the event all or any portion of the Security Deposit is applied by Landlord to pay any such loss, cost, damage or expense, Tenant shall, from time to time, promptly upon demand, deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount.

4.11              General Provisions as to Monthly Deposits and Security Deposit. Landlord shall be free to commingle the Monthly Deposits and Security Deposit with Landlord’s own funds and Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits and Security Deposit. In the event of a transfer by Landlord of Landlord’s interest in the Premises, Landlord may deliver the Monthly Deposits and Security Deposit to the transferee of Landlord’s interest and Landlord shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits and Security Deposit. In the event of a transfer by Tenant of Tenant’s interest in the Premises (Tenant’s right to do being limited by Section 8.17), Landlord shall be entitled to deliver the Monthly Deposits and Security Deposit to Tenant’s successor in interest and Landlord shall thereafter have no liability with respect to the Monthly Deposits and Security Deposit.

V.         TAXES AND ASSESSMENTS.

5.1            Covenant to Pay Taxes and Assessments. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s proportionate Share of Taxes and Assessments, which are billed during any calendar year falling partly or wholly within the Lease Term, payable pursuant to the provisions hereinabove for Monthly Deposits. “Taxes and Assessments” shall mean all taxes assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or any part thereof.

5.2            Special Assessments. In the event any Taxes or Assessments are payable in installments over a period of years, Tenant shall be responsible only for installments billed during the calendar years within the Lease Term, with proration, as above provided, of any installment payable prior to or after expiration of the Lease Term.

5.3            New or Additional Taxes. Tenant’s obligation to pay Tenant’s proportionate Share of Taxes and Assessments shall include any Taxes and Assessments of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property if such tax shall be based upon or arise out of the ownership, use or operation of, or the rents received from, the Property, other than income taxes of Landlord. For the purposes of computing Tenant’s liability for such new type of tax or assessment, the Property shall be deemed the only property of Landlord.

5.4            Landlord’s Sole Right to Contest Taxes. Landlord shall have the sole right to contest any Taxes or Assessments. Landlord shall pay to or credit Tenant with Tenant’s proportionate Share of any abatement, reduction or recovery of any Taxes and Assessments attributable to the Lease Term, less Tenant’s Proportionate Share of all costs and expenses incurred by Landlord, including attorneys’ fees, in connection with such abatement, reduction or recovery.

VI.       INSURANCE.

6.1            Casualty Insurance. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term, Casualty Insurance as hereinafter defined. “Casualty Insurance” shall mean fire and extended coverage insurance with respect to the Property, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than 80%, and with coverage, at Landlord’s option, by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, boilers, and rental loss and with a deductible in an amount for each occurrence as Landlord, in its sole discretion, may determine from time to time. Casualty Insurance obtained by Landlord need not name Tenant as an insured party but may, at Landlord’s option, name any mortgagee or holder of a deed of trust as an insured party as its interest may appear. Tenant covenants and agrees to pay its Proportionate Share of the cost of Casualty Insurance obtained by Landlord as Additional Rent, payable pursuant to the provisions hereinabove for Monthly Deposits. Tenant shall be responsible for obtaining, at Tenant’s cost and expense, insurance coverage for property of Tenant and for business interruption of Tenant, and Tenant shall have no claim against Landlord for damage to its property or interruption of its business whether or not it insures the same.

6.2            Liability Insurance. Tenant covenants and agrees at its expense to obtain and keep in full force and effect during the Lease Term Liability Insurance as hereinafter defined. “Liability Insurance” shall mean comprehensive general liability insurance covering public liability with respect to the ownership, use and operation of the Premises, with combined single limit coverage of not less than $2,000,000, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under Section 8.24 of this Lease, and with no deductible, retention or self-insurance provision contained therein, unless otherwise approved in writing by Landlord. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term public liability insurance with respect to the ownership, use and operation of the Property, and the Common Facilities, but excluding the Premises and space leased to other tenants, with combined single limit coverage of [ILLEGIBLE] than $1,000,000. Tenant also covenants and agrees to pay Tenant’s Proportionate Share of the premium [ILLEGIBLE] of such liability insurance as Additional Rent, payable pursuant to the provisions hereinabove for Mon [ILLEGIBLE].

6.3            General Provisions Respecting Insurance. Except as otherwise approved in writing by Landlord, all insurance obtained by Tenant shall be on forms and with insurers selected or approved by Landlord, which approval shall not be unreasonably withheld; shall name Landlord and the holder of any first mortgage or deed of trust encumbering the Property as insured parties, as their interests may appear, shall contain a waiver of rights of subrogation as among Tenant, Landlord and the holder of any such first mortgage or deed of trust, and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be cancelled or altered except upon thirty (30) days prior written notice to Landlord and the holder of any such first mortgage or deed of trust. Certificates of insurance obtained by Tenant shall be delivered to Landlord, who may deposit the same with the holder of any such first mortgage or deed of trust.

6.4            Cooperation in the Event of Loss. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

VII.            UTILITY, OPERATING, MAINTENANCE AND REPAIR EXPENSES.

7.1            Utility Charges. Tenant covenants and agrees to pay all charges for water, sewage disposal, gas, electricity, light, heat, power, telephone or other utility services used, rendered or supplied to or for the Premises and to contract for the same in Tenant’s own name. Tenant also covenants and agrees to pay to Landlord Tenant’s Proportionate Share of any such charges relating to Common Facilities or which are not separately metered, or billable to premises in the Building leased or held for lease to tenants, such charges to be payable pursuant to the provisions hereinabove for Monthly Deposits.

7.2                    Operating Expenses. Tenant covenants and agrees to pay all costs and expenses of operations on or relating to the Premises, including costs and expenses for utilities, trash and garbage disposal, gardening and landscaping services, removal of snow and ice from parking areas, sidewalks and driveways serving the Premises, exterior painting, replacement of damaged or broken glass and other breakable materials in or serving the Premises and replacement of lights and light fixtures in or serving the Premises, and to contract for the same in Tenant’s own name. Tenant also covenants and agrees to pay to Landlord and to pay to Landlord Tenant’s Proportionate Share of any such costs and expenses incurred by Landlord relating to Common Facilities or which are not separately allocated to premises in the Building leased or held for lease to tenants, such costs and expenses to be payable pursuant to the provisions hereinabove for Monthly Deposits.

7.3              Maintenance and Repair Expenses. Tenant covenants and agrees to maintain, repair, replace and keep the Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations (including, without limitation, the Americans with Disabilities Act “ADA”) of governmental authorities having jurisdiction, now existing or hereafter enacted; to pay all costs and expenses in connection therewith; and to contract for the same in Tenant’s own name; and to pay to Landlord, pursuant to the provisions hereinabove for Monthly Deposits, Tenant’s Proportionate Share of any such costs and expenses incurred by Landlord relating to Common Facilities or which are not separately allocated to premises in the Building leased or held for lease to tenants. Such costs and expenses as to Common Facilities may include the costs and expenses of maintenance and upkeep of grass, trees, shrubs and landscaping, including replanting where necessary, landscaped areas, and parking areas secure (with guards or watchmen where Landlord deems necessary) and free from litter, dirt, debris, snow, and obstructions; and ordinary maintenance and repair of the Property and Improvements. All maintenance and repairs by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Premises or the Property. Landlord shall be responsible for and shall bear the costs and expenses of replacement of, or extraordinary maintenance and repairs to, roofs, exterior walls, sidewalks, parking lot and structural elements of the Building and Improvements, unless the need for such replacement or repair is caused by the act or neglect of Tenant.

VIII.       OTHER COVENANTS OF TENANT.

8.1            Limitation on Use by Tenant. Tenant covenants and agrees to use the Premises only for the following use or uses, general office, and for no other purposes, except with the prior written consent of Landlord.

8.2            Compliance with Laws. Tenant covenants and agrees that nothing shall be done or kept on the Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction, and that the Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation (now existing or hereafter enacted) a [ILLEGIBLE] with the certificate of occupancy issued for the Building and the Premises.

8.3            Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Premises which might make unavailable or increase the cost of insurance maintained respect to the Premises or the Property, which might increase the insured risks or which might res [ILLEGIBLE] cancellation of any such insurance.

8.4            No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Property which might impair the value of the Premises or the Property, or which would constitute waste.

8.5            No Hazardous Use. Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Property and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which might be unsafe or hazardous to any person or property. Tenant shall at all times comply with its representations, warranties and covenants as set forth in Exhibit C.

8.6            No Structural or Overloading. Tenant covenants and agrees that nothing shall be done or kept on the Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which might impair the structural soundness of the Building, which might result in an overload of the weight capacity of floors or of electricity lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to remedy immediately the violation at Tenant’s expense and in compliance with all requirements of governmental authorities and insurance underwriters.

8.7            No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Premises or the Property, nor shall anything be done or kept on the Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building or on adjacent or nearby property.

8.8            No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sound shall be emitted from the Premises which is unreasonably loud or annoying, and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building or on adjacent or nearby property.

8.9            No Unsightliness. Tenant covenants and agrees that no unsightliness shall be permitted on the Premises or the Property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises; hallways adjoining the Premises may not be used for discarding or storing any materials; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Premises or the Property except as may be enclosed within the Premises; all pipes, wires, poles, antenna and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Premises or appropriately screened from view, and no temporary structure shall be placed or permitted on the Premises or the Property without the prior written consent of Landlord.

8.10              No Animals. Tenant covenants and agrees that no animals shall be permitted or kept on the Premises or the Property.

8.11              Restriction on Signs and Exterior Lighting. Tenant may install only such exterior signs as comply with Landlord’s “Signage Criteria,” a copy of which is attached as Exhibit D. Tenant covenants and agrees that no other signs or advertising devices of any nature shall be erected or maintained by Tenant on the Premises or the Property and no exterior lighting shall be permitted on the Premises or the Property except as approved in writing by Landlord.

8.12              No Violation of Covenants. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenants, conditions or restrictions affecting the Premises or the Property.

8.13              Restriction on Changes and Alterations. Tenant may not make any structural or interior alterations (in excess of $5,000.00) which change the Premises from the condition that existed at the time Tenant takes possession thereof. Any alterations of any kind, made by Tenant that are below the $5,000.00 threshold shall be made in compliance with all local governmental and ADA rules and regulations. If Tenant desires to have alterations made, Tenant shall provide Landlord’s managing agent with two (2) complete sets of construction drawings, and such agent shall then determine the cost of the work to be done pursuant to such drawings (such cost to include a construction supervision fee of 5% of such cost to be paid to Landlord’s managing agent), and submit the cost to Tenant. Tenant may then either agree to pay Landlord the cost, in which event Landlord shall cause the work to be done, or Tenant may [ILLEGIBLE] request for alterations. If requested by Landlord at the termination of this Lease or vacation of the Pre [ILLEGIBLE] nant. Tenant shall restore (at Tenant’s sole cost and expense) the Premises to the same condition as existed at the commencement of the term, ordinary wear and tear and damage by insured casualty only excepted. However, Landlord may elect to require Tenant to leave alterations performed for it unless at the time of such alterations Landlord agreed in writing that Tenant could remove them on expiration or termination of this Lease, and if Tenant does so remove Tenant shall repair any damage occasioned by such removal. Landlord reserves the right of final approval on all alterations considered to the Premises (in excess of $5,000.00)

8.14              No Mechanics Liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanics, materialmen or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Premises by, through or under Tenant. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed including interests and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property or account of any such lien and provided that, on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interests and costs, and will cause the lien to be released and any judgment satisfied.

8.15              No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant’s interest in the Premises and not to encumber the Premises, or Landlord or Tenant’s interest therein, without the prior written consent of Landlord, and to keep the Premises free from all liens and encumbrances except those created by Landlord.

8.16              Subordination to Landlord Mortgages. Tenant covenants and agrees that, at Landlord’s option, this Lease and Tenant’s interest in the Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property if in any mortgage or deed of trust given hereunder, the mortgagee or beneficiary under such mortgage or deed of trust agrees in writing, or adequate provision is made in the mortgage or deed of trust, that, in the event of foreclosure of any such mortgage or deed of trust, Tenant shall not be disturbed in its possession of the Premises conditioned only on Tenant attorning to the party acquiring title to the Property as the result of such foreclosure. Tenant covenants and agrees, within fifteen (15) days of request of Landlord, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any such mortgage or deed of trust in accordance with the foregoing provisions. Alternatively, Tenant covenants and agrees that, at Landlord’s request, Tenant shall execute documents as may be necessary to establish this Lease and Tenant’s interest in the Premises as superior to any such mortgage or deed of trust. If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof, Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead to execute any such documents.

8.17              No Assignment or Subletting. Tenant shall have the right to assign or sublease the Premises under this Lease agreement to another party subject to Landlords prior written approval, which approval shall not be unreasonably withheld. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Section 8.17, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, as assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a Limited Liability Company, the change of members whose interest in the Company is 50% or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 8.17, Tenant may assign or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as permitted under Section 8.1. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant.

In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder attributable to the Premises or portion thereof so assigned or sublet, then fifty (50%) percent of any excess, after deducting all reasonable and customary costs incurred by Tenant in securing such assignment shall be paid over to Landlord by Tenant

8.18              Annual Financial Statements. Tenant covenants and agrees to furnish to Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of financial statements of Tenant, audited if requested by Landlord, by a certified public accountant, and agrees that Landlord may deliver any such financial statements to any existing or prospective mortgagee or purchaser of the Property. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant.

8.19              Payment of Income and Other Taxes. Tenant covenants and agrees to pay promptly when due all property taxes on personal property of Tenant on the Premises and all federal, state and local income taxes sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant’s employees, the nonpayment of which might give rise to a lien on the Premises or Tenant’s interest therein and to furnish, if requested by Landlord, written evidence of such payments.

8.20              Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, within ten (10) days of Landlord’s written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect, stating the dates to which Base Rent has been paid; stating the amount of the Security Deposit held by Landlord; stating the amount of Monthly Deposits held by Landlord for the then tax and insurance year, and stating whether or not Landlord is in default under this Lease (and, if so, specifying the nature of the default). Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Property. Tenant agrees that a failure to deliver such a statement within ten (10) days after written request from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord under this Lease; and that any representation by Landlord with respect to Base Rent, the Security Deposit and Monthly Deposits are true.

8.21              Landlord Right to Inspect and Show Premises and to Install For Sale Signs. Tenant covenants and agrees that Landlord and authorized representatives of Landlord shall have the right to enter the Premises with 24 hour prior notice, at any reasonable time during ordinary business hours for the purposes of inspecting or maintaining the same, and making such repairs, alterations or changes as Landlord deems necessary, or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Premises to any existing or prospective mortgagee, purchaser or lessee of the Property or the Premises Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Premises a sign advertising the Property for sale or for lease.

8.22              Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Premises and all equipment and personal property relating to the use and operation of the Premises (as distinguished from operations incident to the business of Tenant), including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Premises, and whether now or hereafter located upon the Premises, except for the generator and the supplemental HVAC unit located in the computer room that the Tenant will be responsible for installing and removing shall be and remain the property of the Landlord upon expiration of the Lease Term. Tenant is responsible for repairing any damages caused to the building that are associated with the installation or removal of the private generator and supplemental HVAC unit.

8.23              Removal of Tenant’s Equipment. Tenant covenants and agrees to remove, not later than the expiration date of the Lease Term, all of Tenant’s Equipment, as hereinafter defined. “Tenant’s Equipment” shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Premises) and the generator and supplemental air unit in the computer room. If such removal shall injure or damage the Premises, Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Premises in the same condition as the Premises would have been in if such Tenant’s Equipment had not been installed. If Tenant fails to remove any Tenant’s Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant’s Equipment or dispose of the same and retain any proceeds thereof and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof.

8.24                        Reciprocal Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant’s use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act of negligence or deliberate misconduct of Tenant, or any office, agent, employee, contractor, servant, invitee or guest of Tenant, and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon.

Subject to the foregoing, Landlord shall indemnify and hold Tenant harmless from and against any and all claims arising out of (a) Landlord’s use of the Building or any part thereof, (b) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Building or any part thereof other then the Premises, (e) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (d) any act of negligence or deliberate misconduct of Landlord, or any officer, agent, employee, contractor, servants, invitee or guest of Landlord, and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fe at all tribunal levels arising in connection with any such claim or claims as described in (a) through (d) above, or any action [ILLEGIBLE] hereon.

If such indemnified action is brought against either party, the indem [ILLEGIBLE] shall, upon written notice from the indemnified party, defend the same through counsel selected by the indemnified party’s insurer, or other counsel acceptable to the indemnified party. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those far which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of this Lease.

8.25                      Waiver by Tenant. Tenant waives and releases any claims Tenant may have against Landlord or Landlord’s officers, agents or employees for loss, damage or injury to person or property sustained by Tenant or Tenant’s officers, agents, employees, guests, invitees or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than Landlord’s gross negligence or willful misconduct.

8.26                      Release upon Transfer by landlord. In the event of a transfer by Landlord of the Property or a Landlord’s interest as Landlord under this Lease, Landlord’s successor or assign shall take subject to and be bound by this Lease and, in such event, Tenant covenants and agrees that: Landlord shall be released from all obligation of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord’s successor or assign for satisfaction of the obligations of Landlord under this Lease; and that Tenant shall attorn to such successor or assign.

8.27                      Compliance with ADA. Tenant covenants and agrees that nothing shall be done or kept by Tenant on the Premises or in the Common Facilities in violation of ADA, and that Tenant shall maintain, repair, replace, keep and use the Premises and all improvements, fixtures and personal property therein and thereon, and conduct its business within the Premises, in accordance with the requirements of ADA. If any improvements, alterations or repairs to the Premises are required by governmental authority under ADA or its implementing regulations or guidelines, Tenant shall be solely responsible for all non-structural items and any structural items due to Tenant’s specific use of the Premises. Tenant covenants and agrees to pay all costs and expenses in connection with the performance of its obligations under this Section 8.27. Nothing contained in this Section 8.27 shall be construed to limit the generality of the provisions of Section 8.2 respecting Tenant’s obligation to comply with applicable laws and of the provisions of Section 8.13 respecting Tenant’s obligation to comply with ADA and other applicable laws in connection with any Change.

IX.               DAMAGE OR DESTRUCTION.

9.1            Tenant’s Notice of Damage. If any portion of the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (“Tenant’s Notice of Damage”).

9.2            Options to Terminate if Damage Substantial. Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Premises. As soon as reasonably possible, but in no event longer than 30 days, Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Premises (“Landlord’s Notice of Repair Time”). If Landlord reasonably estimates that repair or restoration of the Premises cannot be completed within 180 days from the time of Tenant’s Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. In the event however, that the damage or destruction was caused by the act or omission of Tenant or Tenant’s officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within 180 days from the time of Tenant’s Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within 10 days after Landlord’s Notice of Repair Time. In the event either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire 10 days after the notice by either Landlord or Tenant exercising such party’s option to terminate this Lease. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant’s Notice of Damage less the reasonable value of any use or occupation of the Premises by Tenant subsequent to the time of Tenant’s Notice of Damage.

9.3            Obligations to Repair and Restore. In the event there are sufficient funds, and such funds are available to Landlord to repair and restore and repair of the Premises, and restoration can be completed within the period specified in Section 9.2, in Landlord’s reasonable estimation, this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Premises to be repaired and restored with reasonable diligence and there shall be abatement of Bate Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant if unable to use and enjoy the Premises. Landlord may, at its option, require Tenant to arrange for and handle the repair and restoration of the Premises, in which case Landlord shall furnish Tenant with sufficient funds for such repair and restoration, at the time or times such funds are needed, utilizing any proceeds from insurance and any additional funds necessary to cover the costs of repair or restoration.

9.4            Application of Insurance Proceeds. The proceeds of any Casualty Insurance, maintained on the Premises, other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Premises to be repaired and restored, which obligation is contingent on casualty insurance proceeds adequate to [ILLEGIBLE] the repair or restoration being available to Landlord.

X.                     CONDEMNATION.

10.1              Taking — Substantial Taking — Insubstantial Taking. A “Taking” shall mean the taking of all or any portion of the Premises as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Premises under the threat of condemnation. A “Substantial Taking” shall mean a Taking of so much of the Premises that the Premises cannot thereafter be reasonably used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises. An “Insubstantial Taking” shall mean a Taking such that the Premises can thereafter continue to be used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises.

10.2              Termination on Substantial Taking. If there is a Substantial Taking with respect to the Premises, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

10.3              Restoration on Insubstantial Taking. In the event of an Insubstantial Taking, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Premises to be restored as near as may be to the original condition thereof and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space so taken. Landlord may, at its option, require Tenant to arrange for and handle the restoration of the Premises, in which case Landlord shall furnish Tenant with sufficient funds for such restoration, at the time or times such funds are needed, utilizing the proceeds of any awards or consideration received as a result of the Taking and any additional funds necessary to cover the costs of restoration.

10.4              Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking (“Award”) shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise and Tenant hereby assigns to Landlord, all of Tenant’s right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Tenant, however, shall be entitled to apply for compensation, if available, for its relocation and for any of its personal property taken.

XI.               DEFAULTS BY TENANT.

If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease within 15 days of written notice by certified mail except for disputed items which shall be resolved within 30 days of such notice; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty (30) days and Tenant does not within said thirty (30) day period commence and thereafter with reasonable diligence completely cure the breach within thirty (30) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant’s Rent and all other obligations of Tenant to Landlord hereunder, Tenant shall immediately pay the difference or demand to Landlord, but if in excess of Tenant’s Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; or (iii) with obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new tenant, shall be charged to and be a liability of Tenant Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents from Tenant.

All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a f [ILLEGIBLE] waiver of the same at a later time, and acceptance of Rent by Landlord, even with knowledge of a default Tenant, shall not constitute a waiver of such default.

XII.             SURRENDER AND HOLDING OVER.

12.1              Surrender Upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Premises to Landlord in the same condition as when Tenant first occupied the Premises, ordinary wear and tear and damage by fully insured casualty excepted.

12.2              Holding Over. It Tenant shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (a) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in the foregoing Article 4, and (b) any and all operating expenses and other forms of Additional Rent payable under the terms of this Lease The increased Rent during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on expiration of this Lease after notice to do so, Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.

XIII.        MISCELLANEOUS.

13.1              No Implied Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement or a waiver of any such right or remedy or a waiver of any such Default by Tenant

13.2              Survival of Provisions. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

13.3              Right to Relocate. Intentionaly Omitted

13.4              Covenants Independent. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent

13.5              Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

13.6              Tenant’s Remedies. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default. In addition Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or deed of trust covering the Premises, the Property or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord’s behalf. In no event will Landlord be responsible to Tenant for any damages for loss of profits or interruption of business as a result of any default by Landlord hereunder.

13.7              Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representative, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land

13.8              Notices and Demands. All notices, demands or billings under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three (3) business days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed the party to receive the notice at the address set forth for such party in the first paragraph of this Lease, or at such other address as either party may notify the other in writing, with copies, in the case of notices given by Tenant to Landlord, to ~~Highwooks Realty Limited Partnership, 4501 Highwoods Parkway, Suite 400, Glen Allen, Virginia 23060~~. Notices on behalf of either party may be given by such party’s respective counsel. Addresses for notices may be [ILLEGIBLE] be same manner provided for giving notices but shall not be effective until ten (10) days elapse after then [ILLEGIBLE]

13.9              Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

13.10       Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

13.11       Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provisions a valid and enforceable provision as similar as possible to the affected provision.

13.12       Governing Law. This Lease shall be interpreted and enforced according to the laws of the Commonwealth of Virginia.

13.13       Entire Agreement. This Lease and any exhibits and addenda referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the Premises and Tenant’s occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Both parties have participated in the preparation of this Lease and in resolving any ambiguities, and there shall be no presumption that they are construed against the drafting party.

13.14       No Oral Amendment or Modifications. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

13.15       Real Estate Brokers. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof other than Highwoods Properties, Inc. or any of its affiliates, and any other broker here listed as a Participating Broker: Porter Realty Company.

13.16       Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereof, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

13.17       Authority of Tenant. Each individual executing this Lease on behalf of Tenant represents and warrants that such individual is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms, and agrees to document such authorization to Landlord’s satisfaction if requested to do so.

13.18       Exculpation. Any provision of this Lease to the contrary notwithstanding Landlord shall have no personal liability for payment of any damages or performance of any term, provision or condition under this Lease or under any other instrument in connection with this Lease, and Tenant shall look for such payment or performance to the property, the rents, issues and profits thereof, in satisfaction of any claim, order or judgment Tenant may at any time obtain against Landlord in connection with this Lease.

13.19       Notices. Rent Payment Address:                           Principal Life Insurance Company Co.

at c/o Robinson Sigma Commercial Real Estate Inc.

P. O. Box 13470

Richmond, Virginia 23225—8470

Tax I.D. # 56 - 1869557

Legal Notice Address:                    Principal Life Insurance Co.

711 High Street

Des Moines, Iowa 50392

With Copy to:                                                              Robinson Sigma Commercial Real Estate Inc.

1001 Boulders Parkway, Suite 401

Richmond, Virginia 23225

ATTN.: Lease Administrator

TENANT:                                   Service Partners, LLC

C/o Jeff Mollerick 1029

Technology Park Drive

Glen Allen, Virginia 23060

Facsimile # 804-730-6879

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in duplicate originals, all as of the day and year first above written.

LANDLORD:

PRINCIPAL LIFE INSURANCE CO.		Service Partners, LLC.
MICHAEL D. RIPSON
Assistant Director
Commercial Real Estate/Equities
an Iowa Corporation		a Virginia Limited Liability Company

By:	/s/ Michael D. Ripson	By:	/s/ Mark R. Moore
Vice President

Typed Name:
Commercial Real Estate
Closing/Loan Administration
		Date:	8/10/99
By:
(CORPORATE SEAL)

ATTEST:		ATTEST:

/s/ Janet S. Rapalee
Secretary

ACKNOWLEDGEMENTS

STATE OF Iowa

COUNTY OF Polk

I, the undersigned Notary Public, certify that Michael D. Ripson personally came before me this day and acknowledged that      he is a general partner of Principal Mutual Life Ins. a                             partnership, and that by authority duly given and at the act of said corporation, the foregoing instrument was signed for the purposes therein expressed.

WITNESS my hand and notarial seal, this 23rd day of august, 1999.

/s/ MARIE J. MILLER
Notary Public	MARIE J. MILLER
My Commission Expires:	My Commission Expires:
February 4, 2001

STATE OF Virginia

COUNTY OF Hanover

I, the undersigned Notary Public, certify that MARK MOORE personally came before me this day and acknowledged that       he is VICE PRESIDENT of SERVICE PARTNERS LLC , a VA LLC corporation, and that by authority duly given and as the act of the corporation, the forgoing instrument was signed in its name by MARK MOORE, as its VICE President, attested by JANET ZAPALER, and sealed with its common corporate seal.

WITNESS my hand and notarial seal, this 10th day of august, 1999.

Jennifer B. Smith
Notary Public
My Commission Expires:	11/30/99

EXHIBIT A

PREMISES

EXHIBIT B

PLANS AND SPECIFICATIONS FOR THE PREMISES (IF AVAILABLE)

EXHIBIT C

ENVIRONMENTAL COMPLIANCE

I.            Tenant’s Representations, Warranties and Covenants Concerning the Use of Hazardous Substances/Periodic Notice

(a)          Acceptance of Property and Covenant to Surrender. Tenant accepts the Property as being in good and sanitary order, condition and repair and accepts all buildings and other improvements in their present condition. Tenant agrees on the last day of the term of this Lease, to surrender the Premises to Landlord in good and sanitary order, condition and repair, except for such wear and tear as would be normal for the period of the Tenant’s occupancy.

No spill, deposit, emission, leakage or other release of Hazardous Substances on the Property or the soil, surface water or groundwater thereof shall be deemed to be “wear and tear that would be normal for the period of the Tenant’s occupancy.” Tenant shall be responsible to promptly and completely clean up any such release caused by Tenant, its officers and employees, agents, contractors, and invitees as shall occur on the Property during the term of this Lease and shall surrender the Property free of any contamination or other damage caused by such occurrences during the term of the Lease.

(b)              Maintenance of Premises. Tenant shall, at its sole cost and expense, keep and maintain the Premises in good and sanitary order, condition, and repair. As part of this maintenance obligation, Tenant shall promptly respond to and clean up any release by Tenant or threatened release of any Hazardous Substance into the drainage systems, soil, surface water, groundwater, or atmosphere, in a safe manner, in strict accordance with Applicable Law, and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Substances.

(c)               Use of Hazardous Substances. Tenant shall not use, store, generate, treat, transport, or dispose of any Hazardous Substance on the Property without first obtaining Landlord’s written approval. Tenant shall notify Landlord and seek such approval in writing at least 30 days prior to bringing any Hazardous Substance onto the Property. Landlord may withdraw approval of any such Hazardous Substance at any time, for reasonable cause related to the threat of site contamination, or damage or injury to persons, property or resources on or near the Property. Upon withdrawal of such approval, Tenant shall immediately remove the Hazardous Substance from the site. Landlord’s failure to approve the use of a Hazardous Substance under this paragraph shall not limit or affect Tenant’s obligations under this Lease, including Tenant’s duty to remedy or remove releases or threatened releases; to comply with Applicable Law relating to the use, storage, generation, treatment, transportation, and/or disposal of any such Hazardous Substances; or to indemnify Landlord against any harm or damage caused thereby.

(d)              Reports to Landlord. For any month in which any Hazardous Substances have been used, generated, treated, stored, transported or otherwise been present on or in the Property pursuant to the provisions of the preceding paragraph, Tenant shall provide Landlord with a written report listing the Hazardous Substances which were present on the Property; all releases of Hazardous Substances that occurred or were discovered on the Property; all compliance activities related to such Hazardous Substances, including all contacts with government agencies or private parties of any kind concerning Hazardous Substances; and all manifests, business plans, consent agreements or other documents relating to Hazardous Substances executed or requested during that time period. The report shall include copies of all documents and correspondence related to such activities and written reports of all oral contacts relating thereto.

(e)               Entry By Landlord. Tenant shall permit Landlord and his agents to enter into and upon the Premises, without notice, at all reasonable times for the purpose of inspecting the Premises and all activities thereon, including activities involving Hazardous Substances, or for purposes of maintaining any buildings on the Property. Such right of entry and inspection shall not constitute managerial or operational control by Landlord over any activities or operations conducted on the Property by Tenant.

II.        Tenant’s Indemnity and Release

(a)                   Indemnity

(i)                       Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against Landlord under any laws, rules, regulations including, without limitation, Applicable Laws (as hereinafter defined), in any way connected with any injury to any person or damage to any property or any loss to Landlord caused by Tenant, its officers, employees, agents, contractors, and invitees occasioned in any way by Hazardous Substances (as hereinafter defined) on the Property or the Premises.

(ii)                    This indemnity specifically includes the direct obligation of Tenant to perform any remedial or other activities required, ordered, recommended or requested by any agency, government official or third party, or otherwise necessary to avoid or minimize injury or liability to any person, or to prevent the spread of pollution, however it came to be located thereon (hereinafter, the “Remedial Work”). Tenant shall perform all such work in its own name in accordance with Applicable Laws (as hereinafter defined).

(iii)                 Without waiving, its rights hereunder, Landlord may, at its option, perform such remedial or removal work as described in clause (ii) above, and thereafter seek reimbursement for the costs thereof. Tenant shall permit Landlord access to the Property to perform such remedial activities.

(iv)                Whenever Landlord has incurred costs described in this section, Tenant shall, within 10 days of receipt of notice thereof, reimburse Landlord for all such expenses together with interest from the date of expenditure at the “applicable federal rate” established by the Internal Revenue Service.

(b)         Agency or Third Party Action. Without limiting its obligations under any other paragraph of this Agreement, Tenant shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the Premises. The responsibility conferred under this paragraph includes but is not limited to responding to such orders on behalf of Landlord and defending against any assertion of Landlord’s financial responsibility or individual duty to perform under such orders. Tenant shall assume, pursuant to paragraph (a) above, any liabilities or responsibilities which are assessed against Landlord in any action described under this paragraph (b).

(c)          Release. Tenant hereby waives, releases and discharges forever Landlord from all present aud future claims, demands, suits, legal and administrative proceedings and from all liability for damages, losses, costs, liabilities, fees and expenses, present and future, arising out of or in any way connected with Landlord’s use, maintenance, ownership or operation of the Property, any condition of environmental contamination of the Property, or the existence of Hazardous Substances in any state on the Property, however they came to be emplaced there.

III.         Definitions.

a)             Hazardous Substance. “Hazardous Substance(s)” shall mean any substance which at any time shall be listed as “hazardous” or “toxic” under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq., as amended and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. 6901 et seq., as amended, or in the regulations implementing such statutes, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under any other Applicable Laws (as hereinafter defined). The term “Hazardous Substance(s)” shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the Property, wastes, petroleum products, or special nuclear or by-product material as defined by the Atomic Energy Act of 1954, 42 U.S.C. 3011, et seq., as amended.

(b)         Applicable Law(s). “Applicable Law(s)” shall include, but shall not be limited to, CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., as amended, and the regulations promulgated thereunder, and any other federal, state and/or local laws or regulations, whether currently in existence or hereafter enacted or promulgated, that govern or relate to:

(i)                    The existence, cleanup and/or remedy of contamination of property;

(ii)                 The protection of the environment from spilled, deposited or otherwise emplaced contamination;

(iii)              The control of hazardous or toxic substances or wastes; or

(iv)             The use, generation, discharge, transportation, treatment, removal or recovery of hazardous or toxic substances or wastes, including building materials.

EXHIBIT D

SIGN AND GENERATOR CRITERIA

The Building is known as Virginia Center Technology Park with a ground mounted sign at the entrance on Technology Drive. The Tenant may have signage on the building exterior but must meet all local county ordinances and must have Virginia Center Owners Association approval. Landlord reserves the right of final approval for any and all signage, which approval will not be unreasonably withheld.

Tenant shall have the right to install a generator, at its sole cost and expense, on the Premises in a location that is approved by Landlord. Landlord must receive final approval on the type and location of the generator from the Virginia Center Owners Association prior to any and all installation of such generator.

EXHIBIT E

WORK LETTER FOR TENANT UPFTT

The purpose of this Addendum is to set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, drawings, and the construction and installation of the initial Tenant improvements in Tenant’s Demised Premises, hereinafter called Premises. This Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedules: (i) preparation of a space plan: 1 week after the date hereof; (ii) final design and engineering and preparation of final plans and working drawings: 2 weeks after the date hereof; (iii) preparation by the contractor of an estimate of the additional cost of initial Tenant improvements: 1 week after the date hereof; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant improvements: by the commencement date. The time frames indicated in the preceding sentence for the four stages of work are the average for a typical Tenant and are provided for information only. No representation, warranty, or guaranty is hereby made by Landlord regarding the actual time frames, which may vary significantly, for any specific Tenant For purposes of this Addendum, the Tenant improvements are classified into two categories. One category is the Building Standard Allowance that will be provided by Landlord as set forth in Section 2 hereof. The second category is Additional or Non-Standard Work or Materials requested by Tenant over and above the Building Standard Allowances set forth in Section 2.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1.              Space Planning, Design and Working Drawings. On Tenant’s behalf, Landlord shall provide and designate architects and engineers who will complete, at Tenant’s expenses, which expense shall be deducted from the Improvement Allowance (hereinafter defined) and subject to the limitations expressed in Paragraph 2 below, building standard construction and mechanical drawings and specifications as required to construct the Premises as follows: Tenant shall be responsible for space planning costs not to exceed $.45 per aquare foot of office area only. This $.45 psf amount covers the cost of the construction documents. Landlord is responsible for the cost of the initial space plan and one (1) revision. Any additional revisions to the space plans or construction documents will be at Tenant’s sole cost and expense.

a.              Complete construction drawings for Tenant’s partition layout, reflecting ceiling grid, telephone and electrical outlets, keying and finish schedule (subject to the limitation expressed in Paragraph 2 below).

b.              Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work and heating and electrical facilities) for the work to be done by Landlord in the Premises.

c.               All plans and working drawings for the construction and completion of Tenant’s Premises, including the plans and working drawings for the Building Standard Allowance items and for any Additional or Non-Standard Work or Materials, shall be subject to Landlord’s prior written approval. Any changes or modifications Tenant desires to make to such plans or working drawings shall also be subject to Landlord’s prior approval. Landlord agrees that it will not unreasonably withhold its approval of the plans and working drawings for the construction of Tenant’s Premises, or of any changes or modifications thereof; provided, however, the Landlord shall have sole end absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the building. Any approval of such plans and working drawings by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays.

d.              Attendance by architect or engineer at a reasonable number of meetings with Tenant and Landlord’s agent to define Tenant requirements is required. Landlord shall provide one complete space plan prepared by Landlord’s architect in order to obtain Tenant’s approval

e.               If Tenant makes any revisions to the space plan after it has been approved by Landlord and Tenant, even though such revision may only involve changes to the Building Standard Allowance items. Tenant shall pay all additional costs and expenses from the improvement allowance incurred as a result of such revisions.

f.                If Tenant shall desire any Additional or Non-Standard Work, Tenant shall cause plans and working drawings for such work to be prepared concurrently with the preparation of the plans and working drawings for the Building Standard Allowance items. The plans and working drawings for the Additional or Non-Standard Work will be prepared by Landlord’s architect or engineer or by an architect or engineer of Tenant’s own selection. A” design fees and costs of preparing the plans and working drawings for the Additional or Non-Standard Work and Materials, prepared by Landlord’s architect or engineer, shall be paid by Tenant improvement allowance.

2.              Building Standard Allowance. In lieu of a Tenant Improvement Allowance (the Building Standard Allowance) the Landlord will abate the first 54,144.00 ($6.00 x 9,024 of office area) of sched scheduled rent as described in the lease paragraph 4.1.

3.              Signage and Keying. Door and/or directory signage and suite keying in accordance with building standard shall be provided and installed by the Landlord and deducted torn the Tenant Improvement Allowance.

4.              Work and Materials at Tenant’s Expense.

a.              Landlord agrees that its contractors will perform and provide any Additional or Non-Standard Work and Materials requested by Tenant, provided Landlord approves the plans and working drawings for all such work and materials.

b.              Upon Tenant’s request and submission by Tenant of the necessary drawings, plans and specifications, and at Tenant’s sole cost and expense, Landlord further agrees to do any other work in addition to Building Standard Allowances, (such other work herein called “Additional or Non-Standard Work and Materials”). Prior to commencing and providing any such Additional or Non-Standard Work and Materials, Landlord shall submit to Tenant written estimates of the cost of such Additional or Non-Standard Work and Materials and Tenant shall approve said estimates in writing within five (5) business days upon the receipt thereof. Landlord shall not be authorized to proceed thereon until such estimate is mutually agreed upon and approved in writing and delivered to Landlord.

c.               Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses incurred in connection with the Additional or Non-Standard Work and Materials requested by Tenant. Such costs and expenses shall include all amounts charged by Landlord’s contractor for performing such work, (including the contractor’s general conditions overhead and profit). Tenant will be billed for such costs and expenses as follows: (i) fifty percent (50%) of such costs and expenses shall be due and payable when such work is substantially completed as defined in Paragraph 6 hereof; (ii) fifty percent (50%) of such costs and expenses shall be due and payable upon final completion of such work. If unpaid within ten (10) days of invoice the outstanding balance shall accrue at the rate of one percent (1%) per month until paid in full.

5.              Tenant Plan Delivery Date.

a.              Tenant covenants and agrees that although certain plans and drawings may be prepared by Landlord’s architect or engineer, Tenant shall be solely responsible for the timely completion of plans and drawings and it is hereby understood time is of the essence.

b.              Tenant covenants and agrees to deliver to Landlord final plans and working drawings for the construction and completion of the Building Standard Allowance items and for all Additional or Non-Standard Work and Materials requested by Tenant on or before August 8, 1999) (the “Tenant Plan Delivery Date”). It is vital that the final working drawings be delivered to Landlord by Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such plans and working drawings, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the contractor to prepare an estimate of the additional cost of initial Tenant Improvements, and to substantially complete Tenant’s Premises within the time frame provided in the Lease.

6.              Substantial Completion.

a.              The Premises shall be deemed to be substantially complete when the work to be performed by Landlord pursuant to the plans and working drawings approved by Landlord and Tenant has been completed and approved by the appropriate governmental authorities as certified by Landlord and architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant’s use of the Premises (i.e., “punch list items”).

b.              Notwithstanding the foregoing, if Landlord shall be delayed in substantially completing the Premises as a result of:

(1)                   Tenant’s failure to furnish to Landlord on or before the Tenant Plan Delivery Date the final plans and working drawings for the construction and completion of the Premises, including all Additional or Non-Standard Work and Materials requested by Tenant; or

(2)                   Tenant’s failure to furnish plans for Additional or Non-Standard Work and/or Tenant’s failure to approve Landlord’s cost estimates within the time specified by Paragraph 4 hereof; or

(3)                   Tenant’s [ILLEGIBLE] Building Standard Work or the plans therefor or in the drawings, plans: and [ILLEGIBLE] for the Additional or Non-Standard Work and Materials (notwithstanding Landlord’s approval of any such changes); or

(4)                   Tenant’s request for changes in or modifications to such plans or working drawings subsequent to the Tenant Plan Delivery Date; or

(5)                   Inability to obtain Non-Building Standard Materials, finishes or installations requested by Tenant; or

(6)                   The performance of any work by any person, firm or corporation employed or retained by Tenant; or

(7)                   Any other act or omission by Tenant or its agents, representatives, and/or employees;

(8)                   Delays caused by issuance of permits from appropriate governmental authorities or the approval thereof upon completion;

then, in any such event, for purposes of determining the ~~Rental~~ Commencement Date, the Premises shall be deemed to have been substantially completed on the date that Landlord and architect determine that the Premises would have been substantially completed if such delay or delays had not occurred.

7.                   Materials and Workmanship. Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved plans and working drawings, Landlord agrees to exercise due diligence in completing the construction of the Premises.

8.                   Repairs and Corrections. Landlord agrees to repair and correct any work or materials installed by Landlord or by its contractor in the Premises that prove defective as a result of faulty materials equipment or workmanship and that first appear within one (1) year of the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord’s contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers clients or guests.

9.                   Possession by Tenant. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than thirty (30) days after Tenant discovers the defect or incomplete work, and except for any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

10.            Access During Construction. During construction of the Tenant Improvements in the Premises with the approval of the Landlord, Tenant shall be permitted reasonable access to the Premises, as long as such access does not interfere with or delay construction work on the Premises for the purposes of (i) taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate the Premises; and (ii) to inspect the work of construction to determine that the work done and materials used are in compliance with the Lease.

If the foregoing correctly sets forth our agreement, please acknowledge your approval below.

Agreed and Accepted:		This day of , 199 .

	By:	/s/ Michael D. Ripson
		Landlord	MICHAEL D. RIPSON
	Attest:		Assistant Director
Commercial Real Estate/Equities

This 10th day of August, 1999.
	By:	/s/ Mark R. Moore, VICE PRESIDENT
Tenant
	Attest:	/s/ Jennifer B. Smith